UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2015, Columbia Pipeline Group, Inc. (“CPG”), a wholly owned subsidiary of NiSource Inc. (“NiSource”), entered into a Separation and Distribution Agreement in connection with the previously announced separation (the “Separation”) of NiSource’s natural gas pipeline and related businesses into a stand-alone publicly traded company through the pro rata distribution of all of the outstanding shares of common stock of CPG to NiSource stockholders (the “Distribution”). Also in connection with the Separation, on June 30, 2015, CPG and NiSource entered into a Tax Allocation Agreement and an Employee Matters Agreement.

A description of the Separation and Distribution Agreement, the Tax Allocation Agreement and the Employee Matters Agreement is provided below. The summaries provided below are not purported to be complete and are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, the Tax Allocation Agreement and the Employee Matters Agreement attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively.

Separation and Distribution Agreement

The Separation and Distribution Agreement contains the key provisions relating to the Separation. It also contains other provisions that govern certain aspects of CPG’s relationship with NiSource that will continue after the completion of the Separation.

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement identifies assets and rights transferred, liabilities assumed and contracts assigned as part of the Separation.

The Distribution. The Separation and Distribution Agreement also governs the rights and obligations of the parties regarding the Distribution. Additionally, the Separation and Distribution Agreement provides that the Distribution was subject to several conditions, all of which were satisfied or waived by NiSource in its sole discretion.

Releases, Allocation of Liabilities and Indemnification. The Separation and Distribution Agreement provides for a full and complete release and discharge of all liabilities existing or arising from or based on facts existing prior to the Separation, between or among CPG or any of its affiliates, and NiSource or any of its affiliates (other than CPG), except as set forth in the Separation and Distribution Agreement.

CPG is liable for and has agreed to perform all liabilities with respect to its business, which are referred to as the “CPG liabilities.” Those liabilities include (i) all liabilities of CPG and its subsidiaries to the extent based upon or arising out of the business and operations of CPG and its subsidiaries, (ii) all liabilities of NiSource and its subsidiaries to the extent based upon or arising out of the business and operations of CPG and its subsidiaries, (iii) all liabilities based upon or arising out of financial instruments of CPG and its subsidiaries and (iv) all liabilities on CPG’s unaudited pro forma consolidated balance sheet as of March 31, 2015 and all liabilities incurred by CPG or NiSource of the type that would have been included on such balance sheet had they been incurred on or prior to the date thereof.

NiSource is liable for and has agreed to perform all liabilities with respect to its business, which are referred to as the “NiSource liabilities.” Those liabilities include, (i) all liabilities of NiSource and its subsidiaries to the extent based upon or arising out of the businesses retained by NiSource, (ii) all liabilities of CPG and its subsidiaries to the extent based upon or arising out of the businesses retained by NiSource and (iii) all liabilities based upon or arising out of financial instruments of NiSource and its subsidiaries that are not primarily related to CPG’s business under which CPG or any of its subsidiaries has any liability.

In addition, the Separation and Distribution Agreement contains cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of CPG’s business with CPG and financial responsibility for the obligations and liabilities of NiSource’s retained businesses with NiSource. Specifically, subject to certain exceptions set forth in the Separation and Distribution Agreement, CPG has agreed to assume liability for, and to indemnify and hold harmless NiSource, its affiliates and its directors, officers and employees against, certain liabilities relating to CPG’s business and the Separation, including all liabilities relating to, arising out of or resulting from:

•	the failure by CPG or any other person to pay, perform or otherwise promptly discharge any CPG liability;

•	any CPG liability;

•	the CPG business (including any businesses or assets that have been divested prior to the Separation or thereafter) as conducted on, at any time prior to or at any time after the Distribution;

•	except to the extent provided in the Separation and Distribution Agreement, any claim that the information included in CPG’s registration statement on Form 10, the Information Statement filed as an exhibit to such registration statement on Form 10 or CPG’s registration statements on Form S-8 registering shares of common stock subject to equity-based awards (collectively, the “CPG Form S-8s”) is or was false or misleading with respect to any material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

•	the use by CPG after the Separation of the name “NiSource” or any variation thereof, or other trademarks, trade names, logos or identifiers using any of such names or otherwise owned by or licensed to NiSource;

•	the breach by CPG of any covenant or agreement set forth in any agreement entered into in connection with the Separation;

•	any item or matter for which reimbursement or indemnification is to be provided by CPG in accordance with the terms of the Employee Matters Agreement; and

•	any of CPG’s financial instruments.

NiSource has agreed to indemnify and hold harmless CPG, its affiliates and directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the failure by NiSource or any other person to pay, perform or otherwise promptly discharge any NiSource liability;

•	any NiSource liability;

•	the businesses retained by NiSource (including any businesses or assets that have been divested prior to the Separation or thereafter) as conducted on, at any time prior to or at any time after the Distribution;

•	solely with respect to information identified in the schedules to the Separation and Distribution Agreement as being supplied by or the responsibility of NiSource, any claim that the information included in CPG’s registration statement on Form 10, the Information Statement filed as an exhibit to such registration statement on Form 10 or any of the CPG Form S-8s is or was false or misleading with respect to any material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

•	the breach by NiSource of any covenant or agreement set forth in any agreement entered into in connection with the Separation;

•	any item or matter for which reimbursement or indemnification is to be provided by NiSource in accordance with the terms of the Employee Matters Agreement; and

•	any of NiSource’s financial instruments.

The Separation and Distribution Agreement also establishes procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes and employee benefits are governed by the Tax Allocation Agreement and the Employee Matters Agreement, respectively.

Access to Information. The Separation and Distribution Agreement provides that the parties will exchange certain information reasonably required to comply with requirements imposed on the requesting party by a government authority for use in any proceeding or to satisfy audit, accounting or similar requirements, for use in compensation, benefit or welfare plan administration or other bona fide business purposes, or to comply with its obligations under the Separation and Distribution Agreement or any ancillary agreement. In addition, the parties have agreed to use commercially reasonable efforts to make available to each other past and present directors, officers, other employees and agents as witnesses in any legal, administrative or other proceeding in which the other party may become involved, unless NiSource and CPG (or their respective subsidiaries) are adverse to each other in such proceeding.

Expenses. Except as expressly set forth in the Separation and Distribution Agreement or in any related agreement, following the Separation, each of NiSource and CPG will pay all third-party fees, costs and expenses paid or incurred by it in connection with the Separation.

Tax Allocation Agreement

The Tax Allocation Agreement governs the respective rights, responsibilities and obligations of NiSource and CPG with respect to certain tax liabilities and benefits, tax attributes, tax returns, tax contests and other related matters. In general, under the Tax Allocation Agreement, CPG is responsible for all taxes attributable to CPG’s business, and CPG agrees to indemnify NiSource for these taxes. NiSource is responsible for all taxes to the extent such taxes are not attributable to CPG’s business, and NiSource agrees to indemnify CPG to the extent NiSource is not responsible for these taxes. As CPG was a subsidiary of NiSource prior to the Distribution, CPG may be held liable for the full amount of any consolidated federal income taxes due with respect to the NiSource group for taxable periods ending on or prior to the Distribution. Although CPG will continue to have legal liability for these taxes following the Distribution, under the Tax Allocation Agreement, NiSource has agreed to indemnify CPG for amounts relating to this liability to the extent not attributable to CPG’s business. Though binding as between NiSource and CPG, the Tax Allocation Agreement will not be binding on the Internal Revenue Service (the “IRS”).

The Tax Allocation Agreement also contains restrictions on CPG’s ability to take actions that could cause the Distribution to fail to qualify for tax-free treatment. These restrictions apply for the two-year period after the Distribution, unless (1) CPG obtains the consent of NiSource, a private letter ruling from the IRS or an unqualified opinion of a nationally recognized law or accounting firm that such action will not cause the Distribution to fail to qualify for tax-free treatment and (2) any such letter ruling or opinion, as the case may be, is acceptable to NiSource. Moreover, the Tax Allocation Agreement generally provides that CPG is responsible for any taxes and certain associated costs, expenses and damages imposed on NiSource as a result of the failure of the Distribution to qualify for tax-free treatment if such failure is attributable to certain actions taken by or in respect of CPG after the Distribution, regardless of whether the actions occur more than two years after the Distribution, NiSource consents to such actions or CPG obtains a favorable letter ruling or tax opinion. In addition, in the event the Distribution is determined to be taxable and neither CPG nor NiSource is at fault, CPG will be responsible for a portion of the taxes imposed on NiSource as a result of such determination.

Employee Matters Agreement

The Employee Matters Agreement provides for CPG’s and NiSource’s respective obligations to employees and former employees who are or were associated with CPG (including those employees who transferred employment from NiSource to CPG prior to the Separation) and for other employment and employee benefits matters. The Employee Matters Agreement also provides for sharing of specific employee and former employee information to enable NiSource and CPG to comply with their respective obligations.

Under the Employee Matters Agreement, CPG has generally assumed all liabilities and assets relating to employee benefits for current and former CPG employees, and NiSource has generally retained all liabilities and assets relating to employee benefits for current and former NiSource employees. Also, CPG has assumed all assets and liabilities related to benefits for current and former CPG employees in NiSource’s defined contribution plans.

In addition, the Employee Matters Agreement addresses the treatment of outstanding NiSource equity awards in connection with the Separation. The post-Separation treatment of a person’s award depends on the type of award and whether the person will be an employee of NiSource or CPG immediately following the Separation. For purposes of the summary explanation below, a “NiSource Holder” refers to an individual who is an employee or nonemployee director of NiSource immediately following the Separation, and a “CPG Holder” refers to an individual who is an employee or nonemployee director of CPG immediately following the Separation, regardless of the entity for which such individual provided services immediately prior to the Separation.

Restricted Stock Units. The treatment of NiSource Restricted Stock Units (“RSUs”) that were outstanding on July 1, 2015 (the “Distribution Date”) depends on the status of the holder. NiSource RSUs held on the Distribution Date by any employee of CPG immediately following the Separation and unvested NiSource RSUs held by any non-employee director of CPG immediately following the Separation will convert into CPG RSUs in a manner that preserves the value of the award following the Separation. NiSource RSUs held on the Distribution Date by any employee of NiSource immediately following the Separation and unvested NiSource RSUs held by any non-employee director of NiSource immediately following the Separation will be adjusted to preserve the value of the award following the Separation. Vested NiSource RSUs held by any individual who is a non-employee director of either CPG or NiSource immediately following the Separation were retained and such non-employee director will also receive CPG RSUs equal to the number of shares of CPG stock that such non-employee director would have received if such non-employee director owned the shares subject to the vested NiSource RSUs on the Distribution Date. Following the Distribution Date, the NiSource RSUs and CPG RSUs are subject to substantially the same terms and conditions as the original NiSource RSUs, except that the vesting of awards held by CPG Holders will be based on continued service with CPG.

Performance Share Awards. Similarly, the treatment of NiSource Performance Share Awards (“PSAs”) that were outstanding on the Distribution Date will be adjusted or converted into CPG awards in a manner that preserves the intended value of such awards following the Separation. The treatment of outstanding NiSource PSAs will depend on the status of the holder as of the Distribution Date and the year in which the award was granted.

NiSource PSAs held by CPG Holders.

2013 Awards. Each NiSource PSA granted in 2013 and held by a CPG Holder on the Distribution Date will be replaced with a CPG RSU award, with the number of shares of NiSource common stock earned pursuant to such NiSource PSA to be based on actual performance results through the Distribution Date. The number of such NiSource shares will then be converted into substitute CPG RSUs in a manner that preserves the value of the award following the Separation. Such substitute CPG RSUs will vest on the last day of the performance period to which they relate based on the holder’s service with CPG and will have the same terms and conditions as the corresponding NiSource PSA, except as otherwise described in this report.

2014 Awards. Each NiSource PSA granted in 2014 and held by a CPG Holder on the Distribution Date will be replaced with CPG RSUs. With respect to 50% of such NiSource PSA, the number of shares of NiSource common stock that are deemed to have been earned as of the Distribution Date will be equal to 50% of the target number of shares subject to such award. With respect to the remaining 50% of such NiSource PSA, the number of shares of NiSource common stock earned will be based on actual performance results through the Distribution Date. The number of such NiSource shares that are earned or deemed to have been earned will then be converted into substitute CPG RSUs in a manner that preserves the value of the award following the Separation. Such substitute CPG RSUs will vest on the last day of the performance period to which they relate based on the holder’s service with CPG and will have the same terms and conditions as the corresponding NiSource PSA, except as otherwise described in this report.

NiSource PSAs held by NiSource Holders.

2013 Awards. Each NiSource PSA granted in 2013 and held by a NiSource Holder on the Distribution Date will be adjusted in a manner that preserves the value of the award following the Separation. The number of shares of NiSource common stock earned pursuant to the NiSource PSA will be based on actual performance results through the Distribution Date. The number of such NiSource shares that are earned will then be adjusted in a manner that preserves the value of the award following the Separation. Each adjusted award will vest on the last day of the performance period to which it relates based on the holder’s continued service with NiSource and will have the same terms and conditions as currently effect, except as otherwise described in this report.

2014 Awards. Each NiSource PSA granted in 2014 and held by a NiSource Holder on the Distribution Date will be adjusted in a manner that preserves the value of the award following the Separation. With respect to 50% of such NiSource PSA, the number of shares of NiSource common stock that are deemed to have been earned will be equal to 50% of the target number of shares subject to such NiSource PSA. With respect to the remaining 50% of such NiSource PSA, the number of shares of NiSource common stock earned will be based on actual performance results through the Distribution Date. The number of such shares that are earned or deemed to have been earned will then be adjusted in a manner that preserves the value of the award following the Separation. Each adjusted award will vest on the last day of the performance period to which it relates and will have the same terms and conditions as currently in effect, except as otherwise described in this report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

NiSource completed the Separation through the Distribution at 11:59 p.m. New York City time on July 1, 2015. Each NiSource stockholder was paid a pro rata dividend of one share of CPG common stock, par value $0.01 per share, for each share of NiSource common stock, par value $0.01 per share, held by such stockholder as of 5:00 p.m. Central Time on the record date of June 19, 2015. The Separation was completed without the payment of any consideration or the exchange of any shares by NiSource’s stockholders. NiSource did not distribute any fractional shares of CPG common stock to NiSource stockholders. Fractional shares were aggregated into whole shares and sold in the open market. The net cash proceeds from the sales will be distributed pro rata to each holder who would otherwise have been entitled to receive a fractional share in the Distribution.

The Separation was completed pursuant to the Separation and Distribution Agreement described in Item 1.01 of this report. Such description is incorporated herein by reference.

The unaudited pro forma consolidated financial information of NiSource giving effect to the Separation, together with the related notes thereto, is attached hereto as Exhibit 99.2.

Item 2.05. Costs Associated With Exit or Disposal Activities.

On June 30, 2015, NiSource and CPG entered into the Separation and Distribution Agreement. The description of the Separation and Distribution Agreement contained in Item 1.01 of this report and the description of the Separation contained in Item 2.01 of this report are incorporated herein by reference. As of the date of this report, NiSource estimates the total, pre-tax costs associated with the Separation to be in the range of $170 to $180 million. These costs consist primarily of financial, legal and other Separation-related advisory fees and include approximately $97 million incurred as part of the retirement of indebtedness in connection with the Separation. Through June 30, 2015, NiSource has recognized all but approximately $5 million to $10 million of these costs in its financial statements. Substantially all of the costs recognized in the NiSource financial statements have been paid, and the remaining charges are expected to be paid during the remainder of fiscal 2015 and 2016.

Item 7.01. Regulation FD Disclosure.

On July 2, 2015, CPG will begin trading on the New York Stock Exchange as a fully independent public company under the symbol “CPGX.” On July 2, 2015, CPG and NiSource issued a joint press release announcing the completion of the Separation. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Pro Forma Condensed Consolidated Balance Sheet (unaudited) of NiSource and its subsidiaries as of March 31, 2015, and the Pro Forma Condensed Consolidated Income Statements (unaudited) of NiSource and its subsidiaries for the three months ended March 31, 2015 and 2014, and for the three years ended December 31, 2014, 2013 and 2012, and related notes are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d) Exhibits:

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of June 30, 2015, between NiSource Inc. and Columbia Pipeline Group, Inc. +

10.1	Tax Allocation Agreement, dated as of June 30, 2015, between NiSource Inc. and Columbia Pipeline Group, Inc.

10.2	Employee Matters Agreement, dated as of June 30, 2015, between NiSource Inc. and Columbia Pipeline Group, Inc.

99.1	Joint Press Release issued on July 2, 2015 by NiSource Inc. and Columbia Pipeline Group, Inc.

99.2	Pro Forma Condensed Consolidated Balance Sheet (unaudited) of NiSource Inc. and its subsidiaries as of March 31, 2015, and the Pro Forma Condensed Consolidated Income Statements (unaudited) of NiSource Inc. and its subsidiaries for the three months ended March 31, 2015 and 2014, and for the three years ended December 31, 2014, 2013 and 2012, and related notes.

+	The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

July 2, 2015	By:	/s/ Carrie J. Hightman

Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of June 30, 2015, between NiSource Inc. and Columbia Pipeline Group, Inc. +

10.1	Tax Allocation Agreement, dated as of June 30, 2015, between NiSource Inc. and Columbia Pipeline Group, Inc.

10.2	Employee Matters Agreement, dated as of June 30, 2015, between NiSource Inc. and Columbia Pipeline Group, Inc.

99.1	Joint Press Release issued on July 2, 2015 by NiSource Inc. and Columbia Pipeline Group, Inc.

99.2	Pro Forma Condensed Consolidated Balance Sheet (unaudited) of NiSource Inc. and its subsidiaries as of March 31, 2015, and the Pro Forma Condensed Consolidated Income Statements (unaudited) of NiSource Inc. and its subsidiaries for the three months ended March 31, 2015 and 2014, and for the three years ended December 31, 2014, 2013 and 2012, and related notes.

+	The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.